EXHIBIT 10.1

2008 LONG-TERM INCENTIVE PLAN

OF

D&E COMMUNICATIONS, INC.

ARTICLE I.

GENERAL PROVISIONS

1.1	PURPOSES

The purposes of the 2008 Long-Term Incentive Plan (the “Plan”) are to advance the long-term success of D&E Communications, Inc. (the “Company” or “D&E”), and to increase shareholder value by providing the incentive of long-term stock-based rewards to officers, directors and key employees. The Plan is designed to: (1) encourage Company stock ownership by Participants to further align their interests with the interests of shareholders of the Company; (2) ensure that compensation practices are competitive in the industry; and (3) assist in the attraction and retention of key employees vital to the Company's success.

1.2	DEFINITIONS

For the purpose of the Plan, the following terms shall have the meanings indicated:

(a) “Board” means the Board of Directors of the Company.

(b) “Cash Incentive Awards” means a right to receive a cash payment pursuant to any Award made pursuant to Article VII hereof.

(c) “Change in Control” means:

(1)       the acquisition, directly or indirectly, by any person or entity, or persons or entities acting in concert, whether by purchase, merger, consolidation or otherwise, of voting power over that number of voting shares of the capital stock of the Company which, when combined with the existing voting power of such persons or entities, would enable them to cast fifty percent (50%) or more of the votes which all shareholders of the Company would be entitled to cast in the election of directors of the Company;

(2)       the sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of 75% or more of the assets, other than intangible assets, including goodwill, of the Company to a transferee other than the Company or an entity of which a controlling interest is owned by the Company;

(3)       the date that, during any twelve month period “Continuing Directors” cease to make up a majority of the members of the Board. “Continuing Directors” shall mean: (x) each individual who, at the beginning of such period, was a member of the Board; and (y) any director elected, or nominated for election, by the

Company’s shareholders who was first approved by a vote of at least two-thirds of the Continuing Directors then still in office; provided, however, that no individual shall be considered a Continuing Director if such individual initially assumed office as a result of either an actual or threatened election contest or proxy contest, including by reason of any agreement intended to avoid or settle any election contest or proxy contest (for purposes of the foregoing, "election contest" means a solicitation with respect to the election or removal of directors that is subject to the provisions of Rule 14a-11 of the 1934 Act, and "proxy contest" means the solicitation of proxies or consents by or on behalf of a person other than the Board); or

(4) the voluntary dissolution of the Company.

(a)       “Code” means the Internal Revenue Code of 1986, as amended, including any successor law thereto.

(b)       “Committee” means the Compensation Committee of the Board or the full Board, as the case may be.

(c)       “Common Stock” means the Common Stock of the Company, par value $.16 per share.

(d)       “Company,” means D&E Communications, Inc., and, solely for purposes of determining (i) eligibility for participation in the Plan, (ii) employment, and (iii) the establishment of Performance Goals, shall include any corporation, partnership, or other organization with respect to which D&E owns or controls, directly or indirectly, not less than 50 percent of the total combined voting power of all classes of stock or other equity interests. For purposes of this Plan, the terms “D&E” and “Company” shall include any successor to D&E Communications, Inc.

(e)       “Disability” means total and permanent disability within the meaning of Section 22(e)(3) of the Code.

(f)        “Dividend Equivalent” means an amount equal to the cash dividend paid on one share of Common Stock for each Performance Restricted Share granted during the Performance Period. All Dividend Equivalents shall be reinvested in Performance Restricted Shares at a purchase price equal to the Fair Market Value on the dividend date.

(g)       “Employee” or “employment” with respect to any Non-Employee Director (as defined herein) means service as a director on the Board.

(h)       “Fair Market Value” means as of any date the last reported sales price of the Common Stock on such date as reported by the NASDAQ Global Market or the principal national securities exchange on which such stock is listed and traded or, if there is no trading on such date, on the first previous date on which there is such trading.

(i)        “Incentive Stock Option” means a Stock Option that meets the definition under Section 422 of the Code.

(j)        “Non-Employee Director” means a member of the Board who is not a common law employee of the Company.

(k)       “Nonstatutory Stock Option” means a Stock Option that does not meet the definition of an Incentive Stock Option.

(l)        “Participant” means an individual who has met the eligibility requirements set forth in Section 1.6 hereof and to whom a grant has been made and is outstanding under the Plan.

(m)      “Performance Goals” shall mean, with respect to a financial Performance Measure, the objective financial performance target level set by the Committee and, with respect to a non-financial Performance Measure, the key operational or strategic goal set by the Committee that, in either case, is to be attained during a Performance Period as a condition to earning a Stock Option issued with a Performance Goal, a Performance Restricted Share or a Cash Incentive Award.

(n)       “Performance Measures” means one or more of the following: (i) total shareholder return; (ii) return on shareholders' equity; (iii) return on capital; (iv) earnings per share; (v) sales; (vi) earnings; (vii) cash flow; (viii) operating income; (ix) earnings before interest, taxes, depreciation and amortization; (x) Fair Market Value of Common Stock, and (xi) such other Performance Measure as may be established by the Committee. The Committee shall determine a minimum performance level below which no Performance Restricted Shares, no Cash Incentive Award or, to the extent applicable, no Stock Options, shall be earned and a performance schedule under which the number of shares earned may be less than, equal to, or greater than the number of Performance Restricted Shares, the amount of a Cash Incentive Award or, to the extent applicable, the number of shares under Stock Options granted, based upon the Company's achievement relative to the Performance Goals. The Committee, which is comprised of independent outside directors, may adjust the Performance Goals and Performance Measures only in order to reflect significant unforeseen events that they determine to warrant an adjustment; provided, however, that the Committee may not make any such adjustment with respect to any Award of Performance Restricted Shares, the amount of a Cash Incentive Award or, to the extent applicable, the number of shares under Stock Options issued with a Performance Goal to an individual who is then a “covered employee” as such term is defined in Treasury Regulation 1.162-27 (c) (2) promulgated under Section 162 (m) of the Code (“Section 162(m)”), if such adjustment would cause compensation pursuant to such Performance Restricted Share Award, the amount of a Cash Incentive Award or, to the extent applicable, the number of shares under Stock Options to cease to be performance-based compensation under Section 162(m).

(o)       “Performance Period” means, in relation to Stock Options issued with a Performance Goal, Performance Restricted Shares or Cash Incentive Awards, any period for which Performance Goals have been established.

(p)       “Performance Restricted Share” means a right to receive a target number of shares of common stock based upon the Company’s meeting or exceeding certain predetermined Performance Goals over a specified Performance Period, granted to a Participant pursuant to Article IV.

(q)       “Restricted Stock Award” means an award of Common Stock granted to a Participant pursuant to Article V that is subject to a Restriction Period.

(r)        “Restriction Period” means, in relation to Restricted Stock Awards, the period of time (if any) during which (i) such shares are subject to forfeiture pursuant to the Plan and (ii) such shares may not be sold, assigned, transferred, pledged or otherwise disposed of by the Participant.

(s)       “Retirement” means termination from employment with the Company after the Participant has attained age 55 and has completed a minimum of five years of service with the Company or termination of employment under circumstances that the Committee deems equivalent to retirement.

(t)        “Stock Appreciation Right” means a right granted to a Participant pursuant to Article III.

(u)       “Stock Award” means an award of Common Stock granted to a Participant pursuant to Article V that is not subject to a Restriction Period.

(v)       “Stock Option” means a right granted to a Participant pursuant to Article II to purchase, before a specified date and at a specified price, a specified number of shares of Common Stock.

(w)      “Tandem SAR” means a Stock Appreciation Right issued in conjunction with a Stock Option giving the Participant the right to surrender to the Company all or any portion of the related Stock Option and to receive in cash or in shares of Common Stock an amount equal to the excess of the Fair Market Value over the option price on the date of such exercise

1.3	ADMINISTRATION

The Plan shall be administered by the Compensation Committee of the Board; provided, however, that the full Board shall administer the Plan as it relates to the terms, conditions and grant of Awards to Non-Employee Directors. For purposes of the Plan, the term Committee shall refer to the Compensation Committee of the Board or the full Board, as the case may be. The Committee operates pursuant to the provisions of a Compensation Committee Charter approved by the Board and if or to the extent that said Charter conflicts with this Section 1.3 the Charter shall be controlling. A majority of the Committee shall constitute a quorum, and the acts of a majority of the members present at any meeting at which a quorum is present, or acts approved in writing by a majority of the Committee, shall be deemed the acts of the Committee. Subject to the provisions of the Plan and to directions by the Board, the Committee is authorized to interpret the Plan, to adopt administrative rules, regulations, and guidelines for the Plan, and to impose such terms, conditions, and restrictions on grants as it deems appropriate. The Committee, in its discretion, may allow certain optionees holding unexercised Incentive Stock Options to convert such options to Nonstatutory Stock Options. The Committee may, with respect to Participants who are not subject to Section 16(b) of the Exchange Act or “covered employees” within the meaning of Section 162(m), delegate such of its powers and authority under the Plan as it deems appropriate to designated officers or employees of the Company.

1.4	TYPES OF GRANTS UNDER THE PLAN

Grants (“Awards”) under the Plan may be in the form of any one or more of the following:

(a) Nonstatutory Stock Options;

(b) Incentive Stock Options;

(c) Stock Appreciation Rights;

(d) Performance Restricted Shares;

(e) Restricted Stock Awards;

(f) Stock Awards;

(g) Cash Incentive Awards.

1.5	SHARES SUBJECT TO THE PLAN AND INDIVIDUAL AWARD LIMITATION

(a)       A maximum of one million seven hundred fifty thousand (1,750,000) shares of Common Stock may be issued as Awards under the Plan. All such shares may be granted in the form of Incentive Stock Options, Nonstatutory Stock Options, Stock Appreciation Rights, Performance Restricted Shares, Restricted Stock Awards and Stock Awards. The total number of shares authorized is subject to adjustment as provided in Section 8.1 hereof. Shares of Common Stock issued under the Plan may be treasury shares or authorized but unissued shares. No fractional shares shall be issued under the Plan.

(b)       If any Stock Option granted under the Plan expires or terminates, the underlying shares of Common Stock may again be made available for the purposes of the Plan. Any shares of Common Stock that have been granted as Restricted Stock Awards or Performance Restricted Shares, but are later forfeited or for any other reason are not payable under the Plan, may again be made available for the purposes of the Plan. Furthermore, shares of Common Stock that are (i) tendered or withheld in payment of the exercise price of any Stock Option or in satisfaction of withholding tax obligations arising from any Award, and (ii) shares of Common Stock repurchased by the Company that have been designated for allocation to the Plan, shall be available for issuance under the Plan.

(c)       The aggregate maximum number of shares of Common Stock that may be delegated to any Participant in any one year in the form of Awards under the Plan is 200,000, which limit is subject to adjustment under Section 8.1.

1.6	ELIGIBILITY AND PARTICIPATION

Participation in the Plan shall be limited to officers of the Company, who may also be members of the Board, other key employees of the Company and Non-Employee Directors. The Committee, in its discretion, shall designate who qualifies as a key employee for this purpose.

ARTICLE II.

STOCK OPTIONS

2.1	GRANT OF STOCK OPTIONS

The Committee may from time to time, subject to the provisions of the Plan, grant Stock Options to Participants. The Committee shall determine the number of shares of Common Stock to be covered by each Stock Option and shall have the authority to grant Incentive Stock Options, Nonstatutory Stock Options or a combination thereof; provided, however, that Incentive Stock Options may be granted only to Participants who are employees of the Company and may not be granted to Non-Employee Directors. Furthermore, the Committee may grant a Tandem SAR in connection with a Stock Option, as provided in Article III .

2.2	INCENTIVE STOCK OPTION EXERCISE LIMITATIONS

The aggregate Fair Market Value (determined at the time an Incentive Stock Option is granted) of the shares of Common Stock with respect to which an Incentive Stock Option is exercisable for the first time by a Participant during any calendar year (under all plans of the Company) shall not exceed $100,000 or such other limit as may be established from time to time under the Code.

2.3	OPTION DOCUMENTATION

Each Stock Option shall be evidenced by a written Stock Option agreement between the Company and the Participant to whom such option is granted, specifying the number of shares of Common Stock that may be acquired by its exercise and containing such terms and conditions consistent with the Plan as the Committee shall determine.

2.4	EXERCISE PRICE

The price at which each share covered by a Stock Option may be acquired shall be determined by the Committee at the time the Stock Option is granted and shall not be less than the Fair Market Value of the underlying shares of Common Stock on the day the Stock Option is granted. In no event shall the Committee backdate a Stock Option granted under the Plan by setting its exercise price based on the Fair Market Value determined on a date prior to the date all actions are taken pursuant to the Plan to grant the Stock Option. If an Incentive Stock Option is granted to an employee who, at the time such Incentive Stock Option is granted, owns shares of the Company possessing more than 10 percent of the total combined voting power of all classes of shares of the Company or its subsidiaries (a “10% Shareholder”), the exercise price of such Incentive Stock Option shall not be less than 110% of the Fair Market Value of the underlying shares of Common Stock on the day such Incentive Stock Option is granted. The exercise price will be subject to adjustment only as allowed and in accordance with the provisions of Section 8.1 of the Plan, and otherwise the exercise price on a Stock Option determined at the time the Stock Option is granted shall not be adjusted or otherwise reset by the Committee or its delegate. Except in connection with a corporate transaction involving the Company (including, without limitation, any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, or exchange of shares), the terms of outstanding Awards may not be amended to reduce the exercise price of an outstanding

Stock Option or cancel, exchange or surrender an outstanding Stock Option in exchange for cash, other Awards or Stock Option with an exercise price that is less than the exercise price of the original Stock Option without shareholder approval.

2.5	EXERCISE OF STOCK OPTIONS

(a)       Exercisability. Stock Options shall become exercisable at such times, in such installments, and upon the satisfaction of such conditions, which may include continued employment through a vesting period, the attainment of specified Performance Goals during a Performance Period, or both, as the Committee may provide at the time of grant.

(b)       Option Period. For each Stock Option granted the Committee shall specify the period during which the Stock Option may be exercised, provided that (i) no Stock Option shall be exercisable after the expiration of ten years from the date the Stock Option was granted and (ii) in the case of a 10% Shareholder, no Stock Option shall be exercisable after the expiration of five years from the date the Stock Option was granted.

(c) Exercise in the Event of Termination of Employment.

(i)        Death: Unless otherwise provided by the Committee at the time of grant, in the event of the death of the Participant, the Stock Option must be exercised by the Participant's estate or beneficiaries within one year following the death of the Participant and prior to its expiration. An unexercised Incentive Stock Option will cease to be treated as such and will become a Nonstatutory Stock Option three months following the date of death. In the event of the death of the Participant, each Stock Option held by the Participant at the date of death may be exercised as to all or any portion thereof regardless of whether or not fully exercisable under the terms of the grant.

(ii)       Disability: Unless otherwise provided by the Committee at the time of grant, in the event of the termination of the Participant’s employment due to Disability, the Stock Option must be exercised within one year following the Participant's termination of employment and prior to its expiration. In the event of the termination of the Participant’s employment due to Disability, each Stock Option then held by the disabled Participant may be exercised as to all or any portion thereof regardless of whether or not fully exercisable under the terms of the grant.

(iii)      Retirement: Unless otherwise provided by the Committee at the time of grant, in the event of the Retirement of the Participant the Stock Option must be exercised within one year following the Participant's termination of employment and prior to its expiration. An unexercised Incentive Stock Option will cease to be treated as such and will become a Nonstatutory Stock Option three months following the date of Retirement. In the event of the Retirement of the Participant, each Stock Option then held by the retired Participant may be exercised as to all or any portion thereof regardless of whether or not fully exercisable under the terms of the grant.

(iv)      Termination for Good Reason or Without Cause: Unless otherwise provided by the Committee at the time of grant, in the event the Participant terminates employment with the Company for “good reason,” as defined in an employment agreement between the Participant and the Company, if any, that is then in effect, or is discharged by the Company without “cause,” as defined in an employment agreement between the Participant and the Company, if any, that is then in effect the Stock Option must be exercised within one year following the Participant's termination of employment and prior to its expiration. An unexercised Incentive Stock Option will cease to be treated as such and will become a Nonstatutory Stock Option three months following the date of termination. In the event of a termination of the Participant for good reason or a discharge without cause, each Stock Option then held by the Participant may be exercised as to all or any portion thereof regardless of whether or not fully exercisable under the terms of the grant.

(v)       Other Terminations: Unless otherwise provided by the Committee at the time of grant, in the event a Participant ceases to be an employee of the Company for any reason other than death, Disability, Retirement, Termination for Good Reason, or Termination Without Cause, Stock Options which are exercisable on the date of termination must be exercised within six months after termination and prior to the expiration date of any such Stock Option. An unexercised Incentive Stock Option will cease to be treated as such and will become a Nonstatutory Stock Option three months following the date of termination. All Stock Options which are not exercisable on the date of any such other termination shall be canceled.

(vi)      Extension of Exercise Period: Notwithstanding all other provisions under this Section 2.5(c), in the event a Participant's employment is terminated, the Committee may, in its sole discretion, extend the post-termination period during which the Stock Option may be exercised, provided however that such period may not extend beyond the original option period.

(c)       Exercise In the Event of Change in Control. In the event of any Change in Control, all Stock Options shall immediately become exercisable without regard to the exercise period set forth in 2.5(a) or in a Stock Option Agreement.

2.6	METHOD OF EXERCISE

The Stock Option may be exercised in whole or in part from time to time by written request received by the Treasurer of the Company. The option price of each share acquired pursuant to a Stock Option shall be paid in full at the time of each exercise of the Stock Option either (i) in cash, (ii) by delivering to the Company previously-owned shares of Common Stock or (iii) in the discretion of the Committee, by delivering to the Treasurer of the Company a notice of exercise with an irrevocable direction to a broker-dealer registered under the Exchange Act, to sell a sufficient portion of the shares and deliver the sale proceeds directly to the Company to pay the exercise price; (iv), in the discretion of the Committee, through an election to have shares of Common Stock otherwise issuable to the Participant withheld to pay the exercise price of such Stock Option; or (v), in the discretion of the Committee, through any combination of the payment procedures set forth in (i) through (iv) above. However, shares of Common Stock previously acquired by the Participant under the Plan or any other incentive plan of the Company shall not be utilized for purposes of payment upon the exercise of a Stock Option unless those shares have been owned by the Participant for a six-month period or such longer period as the Committee may determine.

ARTICLE III.

STOCK APPRECIATION RIGHTS

3.1	GRANT OF STOCK APPRECIATION RIGHTS

The Committee may, in its discretion, grant Stock Appreciation Rights in connection with all or any part of a Stock Option granted under the Plan. Any such Tandem SAR granted in connection with a Stock Option shall be governed by the terms of the Stock Option agreement and the Plan.

3.2	EXERCISE OF STOCK APPRECIATION RIGHTS

A Tandem SAR shall become exercisable under the Stock Option terms set forth in Section 2.5 but shall be exercisable only when the Fair Market Value of the shares subject thereto exceeds the option price of the related Stock Option.

3.3	METHOD OF EXERCISE

(a)       A Tandem SAR shall permit the Participant, upon exercise of such rights, to surrender the related Stock Option, or any portion thereof, and to receive, without payment to the Company (except for any applicable withholding taxes), an amount equal to the excess of the Fair Market Value over the option price. Such amount shall be paid in cash or in shares of Common Stock, or in a combination of cash and shares, as determined by the Company.

(b)       Upon the exercise of a Tandem SAR and surrender of the related Stock Option, or portion thereof, such Stock Option, to the extent surrendered, shall be terminated, and the shares covered by the Stock Option so surrendered shall no longer be available for purposes of the Plan. Except in connection with a corporate transaction involving the Company (including, without limitation, any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, or exchange of shares), the terms of outstanding Awards may not be amended to reduce the exercise price of an outstanding Tandem SAR or cancel, exchange or surrender an outstanding Tandem SAR in exchange for cash, other Awards or Tandem SAR with an exercise price that is less than the exercise price of the original Tandem SAR without shareholder approval.

ARTICLE IV.

PERFORMANCE RESTRICTED SHARES

4.1	GRANT OF PERFORMANCE RESTRICTED SHARES

The Committee may, from time to time, grant shares of Common Stock to Participants in the form of Performance Restricted Shares, which will thereafter become the unrestricted property of the Participant only if they are both Earned and become vested. For purposes of the Plan, Performance Restricted Shares shall be deemed to be “Earned” as of the day during the Performance Period that the performance of the Company meets or exceeds the Performance Goal or Goals established by the Committee relating to those Performance Restricted Shares

4.2	PERFORMANCE RESTRICTED SHARE AGREEMENT

Each grant of Performance Restricted Shares shall be evidenced by a written agreement between the Company and Participant to whom such shares are granted. The agreement shall specify the number of Performance Restricted Shares granted, the terms and conditions of the grant, the duration of the Performance Period, the applicable Performance Measures and the Performance Goals to be achieved during the Performance Period.

4.3	ISSUANCE OF COMMON STOCK

Performance Restricted Shares shall be evidenced either by a Common Stock certificate issued in the name of the Participant, which shall bear appropriate restrictive legends relating to the applicable performance restrictions and the Performance Period, or by book entry on the stock transfer records of the Company showing the issuance of said Shares in the name of the Participant and the performance and restrictions and Performance Period that apply. Certificates, if issued, shall be held in custody by the Company until the Performance Restricted Shares are both Earned and vested.

4.4	PERFORMANCE GOALS

Performance Restricted Share Awards shall be conditioned upon the Company's attainment of a specified Performance Goal or Goals with respect to one or more Performance Measures, as defined in Section 1.2(q).

4.5	PERFORMANCE PERIOD

The Committee shall establish a Performance Period applicable to each grant of Performance Restricted Shares. Each such Performance Period shall commence on January 1 of the calendar year in which grants are made. There shall be no limitation on the number of Performance Periods established by the Committee, and more than one Performance Period may encompass the same calendar year. The Committee may adjust any Performance Period if it determines that unusual or unforeseen events so warrant.

4.6	DIVIDEND EQUIVALENTS DURING PERFORMANCE PERIOD

If, during the Performance Period, the Company makes a payment of cash dividends to holders of Common Stock, a Participant shall be entitled to receive Dividend Equivalents, which shall be reinvested in additional Performance Restricted Shares at the same time as such cash dividend is paid. Performance Restricted Shares resulting from such dividend reinvestment shall be evidenced by an additional share certificate or by further book entry on the stock transfer records of the Company of Common Stock, bearing the appropriate restrictive legend, and shall be added to the other Performance Restricted Shares held in custody or showing on the Common Stock transfer records of the Company, and shall be payable to the Participant in the same manner and at the same time as the Performance Restricted Shares with respect to which such Dividend Equivalents were issued.

4.7	RELEASE OF PERFORMANCE RESTRICTED SHARES

(a)       At the conclusion of the Performance Period, the Committee shall determine the number of Performance Restricted Shares, if any, that have been Earned on the basis of Company performance in relation to the established Performance Goals and that have become vested. The Company shall then, as soon as administratively practicable, deliver or otherwise make available in the Participant’s name, shares of Common Stock bearing no Plan-related restrictive legends, in an aggregate amount equal to the number of Performance Restricted Shares, plus additional shares due to Dividend Equivalents, Earned and vested as of the end of the Performance Period.

(b)       Any Performance Restricted Shares being held in custody or entered on the stock transfer records of the Company, including the related additional shares due to Dividend Equivalents, that the Committee determines to have not been Earned and vested shall be cancelled.

4.8	VESTING

Performance Restricted Shares that are Earned during the Performance Period will continue to be restricted property, subject to the Participant’s continued employment with the Company through the last day of the Performance Period, at which time the Performance Restricted Shares that were Earned will vest and became the unrestricted property of the Participant. In the event the Participant’s employment with the Company terminates during the Performance Period, Section 4.10 shall apply to determine the Participant’s rights with respect to Performance Restricted Shares Earned in such Performance Period. The Committee may accelerate or waive the Performance Goals attached to a particular grant, in whole or in part, based on service and such other factors as the Committee may determine.

4.9	OTHER TERMS AND CONDITIONS

Performance Restricted Shares shall be subject to the following terms and conditions:

(a)       Except as otherwise provided in the Plan or in the Performance Restricted Share agreement, the Participant shall have the rights of a shareholder of the Company, including the right to vote the shares.

(b)       Cash dividends paid with respect to Performance Restricted Shares that are not yet Earned and vested shall be reinvested to purchase additional shares of Common Stock that shall be subject to the same terms, conditions, and restrictions that apply to the Performance Restricted Shares with respect to which such dividends were issued.

4.10	TERMINATION OF EMPLOYMENT DURING A PERFORMANCE PERIOD

(a)       In the event a Participant terminates employment during a Performance Period by reason of death, Disability, or Retirement, or for “good reason,” as defined in an employment agreement between the Participant and the Company, if any, that is then in effect, or is discharged by the Company without “cause,” as defined in an employment agreement between the Participant and the Company, if any, that is then in effect, and the Participant had completed a minimum of one year of employment during the Performance Period, the Participant shall be entitled to the full number of shares Earned for the Performance Period. All applicable vesting restrictions shall lapse with respect to the number of shares thus calculated and such shares of Common Stock shall be released from custody to the Participant or the Participant's designated beneficiary as soon thereafter as practicable following the Performance Period. In the event the Participant had not completed at least one year of employment during the Performance Period, the Participant shall forfeit all rights to earn such Performance Restricted Shares.

(b)       If a Participant’s employment terminates during a Performance Period other than for a reason listed in (a) above, the Participant shall forfeit all rights to earn such Performance Restricted Shares.

(c)       Notwithstanding Sections 4.10(a) and 4.10(b), in the event a Participant's employment is terminated during a Performance Period under special circumstances, the Committee may, in its sole discretion, continue a Participant's rights to earn any or all Performance Restricted Shares and waive in whole or in part any or all remaining restrictions.

4.11	CHANGE IN CONTROL PROVISIONS

In the event of any Change in Control during a Performance Period, (i) all Performance Restricted Shares granted, including those granted pursuant to Dividend Equivalents, shall be deemed to have been Earned to the maximum extent permitted pursuant to Section 4.4 for any Performance Period not yet completed as of the effective date of such Change in Control and (ii) all Performance Restricted Shares then Earned, but not otherwise vested shall immediately vest as of the date of such Change in Control.

ARTICLE V.

RESTRICTED STOCK AWARDS AND STOCK AWARDS

5.1	AWARD OF RESTRICTED STOCK AND STOCK AWARDS

The Committee may grant Restricted Stock Awards and unrestricted Stock Awards to officers and key employees of the Company subject to such terms and conditions as the Committee shall determine, provided that each Restricted Stock Award shall be subject to a Restriction Period. Restricted Stock Awards and Stock Awards shall be used for the purposes of recruitment, recognition, and retention of key employees vital to the Company's success. The Committee may, in its sole discretion, require a Participant to deliver consideration in the form of services as a condition to the grant of a Restricted Stock Award or Stock Award.

5.2	STOCK AWARD AND RESTRICTED STOCK AWARD AGREEMENTS

Each Restricted Stock Award and Stock Award shall be evidenced by a written agreement between the Company and the Participant to whom such Award is granted. The agreement shall specify the number of shares awarded, the terms and conditions of the Award and, in the case of a Restricted Stock Award, the Restriction Period, and the consequences of forfeiture.

5.3	AWARDS AND CERTIFICATES

Shares of Common Stock awarded pursuant to a Restricted Stock Award or a Stock Award shall be registered in the name of the Participant, and evidenced either by the issuance of certificates or by book entry on the stock transfer records of the Company showing the applicable restrictions. Certificates evidencing Restricted Stock Awards, bearing appropriate restrictive legends, shall be held in custody by the Company until the restrictions thereon are no longer in effect. After the lapse or waiver of the restrictions imposed upon the Restricted Stock Award, the Company shall deliver in the Participant's name one or more stock certificates, free of restrictions, evidencing the shares of Common Stock subject to the Restricted Stock Award with respect to which the restrictions have lapsed or been waived, or shall re-register the shares of Common Stock on the stock transfer records of the Company free of the applicable restrictions.

5.4	RESTRICTION PERIOD

At the time a Restricted Stock Award is made, the Committee shall establish a Restriction Period applicable to such Award. The Committee may provide for the lapse of such restrictions in installments and may accelerate or waive such restrictions, in whole or in part, based on service and such other factors as the Committee may determine.

5.5	OTHER TERMS AND CONDITIONS OF RESTRICTED STOCK AWARDS

Shares of Common Stock subject to Restricted Stock Awards shall be subject to the following terms and conditions:

(a)       Except as otherwise provided in the Plan or in the Restricted Stock Award agreement, the Participant shall have all the rights of a shareholder of the Company, including the right to vote the shares.

(b)       Cash dividends paid with respect to Common Stock subject to a Restricted Stock Award shall be reinvested to purchase additional shares of Common Stock that shall be subject to the same terms, conditions, and restrictions that apply to the Restricted Stock Award with respect to which such dividends were issued.

5.6	TERMINATION OF EMPLOYMENT

(a)       In the event a Participant terminates employment during the Restriction Period by reason of death, Disability or Retirement, or for “good reason,” as defined in Section 4.10 herein, , if any, or is discharged by the Company without “cause,” as defined in Section 4.10 herein, and the Participant had completed a minimum of one year of employment during the Restriction Period, restrictions shall lapse on the full number of shares subject to restriction.

(b)       If a Participant’s employment is terminated during the Restriction Period for any reason other than one listed in (a) above, the Participant shall forfeit all shares subject to restriction.

(c)       Notwithstanding Sections 5.6(a) and 5.6(b), in the event a Participant's employment is terminated during the Restriction Period under special circumstances, the Committee may, in its sole discretion, waive in whole or in part any or all remaining restrictions.

5.7	CHANGE IN CONTROL PROVISIONS

In the event of any Change in Control, all restrictions applicable to any outstanding Restricted Stock Award shall lapse as of the date of such Change in Control.

ARTICLE VI.

TAX WITHHOLDING AND DEFERRAL OF PAYMENT

6.1	TAX WITHHOLDING

(a)       The Company may withhold from any payment of cash or delivery of unrestricted Common Stock to a Participant or other person pursuant to the Plan an amount sufficient to satisfy any required withholding taxes, including the Participant's social security and Medicare taxes and federal, state and local income tax with respect to income arising from the payment of the Award, unless the Participant or other person has separately made arrangements acceptable to the Company to pay such withholding taxes. The Company shall have the right to require the payment of any such taxes before making payment or delivering unrestricted Common Stock pursuant to the Award. In addition, any Participant receiving an award under the Plan that qualifies as restricted property taxable under Section 83(a) of the Code when it is transferable or not subject to a substantial risk of forfeiture may elect under Section 83(b) of the Code to nevertheless have the Fair Market Value of the restricted property included in gross income and taxed in the year of the award, in which event the tax withholding requirements of this Section 6.1 shall be applied at the time of the award rather than at the time of delivery of the unrestricted Common Stock.

(b)       Tax withholding shall be included as a term of any grant of Nonstatutory Stock Options, Stock Appreciation Rights, Performance Restricted Shares and Restricted Stock Award or the exercise of any Nonstatutory Stock Option.

(c)       Tax withholding shall entitle the Participant to elect to satisfy, in whole or in part, any tax withholding obligations in connection with the issuance of shares of Common Stock earned under the Plan or the exercise of Nonstatutory Stock Options by:

(i)        withholding shares of Common Stock otherwise issuable to the Participant,

(ii)       accepting delivery of a cash payment by the Participant or of shares of Common Stock previously owned by the Participant,

(iii)      withholding the necessary amount from another concurrent payment of compensation being made to the Participant by the Company; or

(iv)      applying any other method for meeting the tax withholding obligation approved by the Committee and acceptable to the Company.

In any such case where shares of Common Stock are being withheld to satisfy the tax withholding obligation, the Fair Market Value of such shares of Common Stock will generally be determined on the date the Participant elects to satisfy such withholding tax obligations in such manner, and in any such case where shares of previously owned Common Stock are being delivered to satisfy the tax withholding obligation, the Fair Market Value of such shares of Common Stock will generally be determined on the date the Participant delivers the shares to the Company to satisfy such withholding tax obligation.

6.2	NO ELECTIVE DEFERRAL OF PAYMENT

No Participant may be offered the right to elect to defer the receipt of all or any portion of Performance Restricted Shares, Restricted Stock Awards, or any other Award otherwise distributable to such Participant. It is the Company’s intent that the Plan, and each Award feature under the Plan, be exempt from the requirements imposed by Code Section 409A on nonqualified deferred compensation plans and, in furtherance of that intent, the Committee, in its exercise of administrative discretion hereunder, shall at all times do so in a manner that avoids compensation deferral arrangements that would be subject to Code Section 409A. Furthermore, Awards that have been made, earned and vested shall be paid out as soon as practicable once all performance and vesting restrictions have been satisfied or lapsed, and in any event shall be paid in full no later than the 15th day of the third month following the end of the D&E taxable year in which all performance and vesting restrictions were satisfied.

ARTICLE VII.

CASH INCENTIVE AWARDS

7.1	GRANTING OF AWARDS

The Committee, in its discretion, may grant Cash Incentive Awards to participants. Each Cash Incentive Award shall be conditioned upon the Company's achievement of one or more Performance Goals with respect to the Performance Measure(s) beginning with the applicable Performance Period and set forth in the Award agreement evidencing such Cash Incentive Award. An Award may be made separately or in conjunction with the grant hereunder of Stock Options, Stock Appreciation Rights, Performance Restricted Shares, Restricted Stock Awards or Stock Awards. In making a Cash Incentive Award, the Committee shall establish a Performance Goal below which the Cash Incentive Award shall not be payable. The Committee may adjust the Performance Goals and measurements to reflect significant unforeseen events; provided, however, that the Committee may not make any such adjustment with respect to any Award to an individual who is then a “covered employee” as such term is defined under Section 162(m), if such adjustment would cause compensation pursuant to such Award to cease to be performance-based compensation under Section 162(m).

7.2	OTHER AWARD TERMS

The Committee may, in its sole discretion, and in addition to applicable Performance Goals, establish certain additional performance based conditions that must be satisfied by the Company, a business unit or the Participant as a condition precedent to the payment of all or a portion of any Cash Incentive Awards. Such conditions precedent may include, among other things, the receipt by a Participant of a specified annual performance rating and the achievement of specified Performance Goals by the Company, business unit or Participant.

ARTICLE VIII.

OTHER PROVISIONS

8.1	ADJUSTMENT IN NUMBER OF SHARES AND OPTION PRICES

Grants of Stock Options, Stock Appreciation Rights, Performance Restricted Shares, and Restricted Stock Awards and Stock Awards shall be subject to adjustment by the Committee as to the number and price of shares of Common Stock or other considerations subject to such grants in the event of changes in the outstanding shares of the Company by reason of stock dividends, stock splits, recapitalizations, reorganizations, mergers, consolidations, combinations, exchanges, or other relevant changes in capitalization occurring after the date of grant. In the event of any such change in the outstanding shares of the Company, the aggregate number of shares available under the Plan may be appropriately adjusted by the Committee. In no event shall an adjustment made pursuant to this Section 8.1 result in the back dating of an outstanding Stock Option Award under the Plan.

8.2	NO RIGHT TO EMPLOYMENT

Nothing contained in the Plan, nor in any grant pursuant to the Plan, shall confer upon any Participant any right with respect to continuance of employment by the Company or its subsidiaries, nor interfere in any way with the right of the Company or its subsidiaries to terminate the employment or change the compensation of any employee at any time.

8.3	NONTRANSFERABILITY

A Participant's rights under the Plan, including the right to any shares or amounts payable may not be assigned, pledged, or otherwise transferred except, in the event of a Participant's death, to the Participant's designated beneficiary or, in the absence of such a designation, by will or by the laws of descent and distribution; provided, however, that the Committee may, in its discretion, at the time of grant of a Nonstatutory Stock Option or by amendment of an option agreement for an Incentive Stock Option or a Nonstatutory Stock Option, provide that Stock Options granted to or held by a Participant may be transferred, in whole or in part, to one or more transferees and exercised by any such transferee, provided further that (i) any such transfer must be without consideration, (ii) each transferee must be a member of such Participant's “immediate family” or a trust, family limited partnership or other estate planning vehicle established for the exclusive benefit of one or more members of the Participant's immediate family; and (iii) such transfer is specifically approved by the Committee following the receipt of a written request for approval of the transfer; and provided further that any Incentive Stock Option which is amended to permit transfers during the lifetime of the Participant shall, upon the effectiveness of such amendment, be treated thereafter as a Nonstatutory Stock Option. In the event a Stock Option is transferred as contemplated in this Section, such transfer shall become effective when approved by the Committee and such Stock Option may not be subsequently transferred by the transferee other than by will or the laws of descent and distribution. Any transferred Stock Option shall continue to be governed by and subject to the terms and conditions of this Plan and the relevant option agreement, and the transferee shall be entitled to the same rights as the Participant as if no transfer had taken place. As used in this Section, “immediate family” shall mean, with respect to any person, any spouse, child, stepchild or grandchild, and shall include relationships arising from legal adoption.

8.4	COMPLIANCE WITH GOVERNMENT REGULATIONS

(a)       The Company shall not be required to issue or deliver shares or make payment upon any right granted under the Plan prior to complying with the requirements of any governmental authority in connection with the authorization, issuance, or sale of such shares.

(b)       The Plan shall be construed and its provisions enforced and administered in accordance with the laws of the Commonwealth of Pennsylvania applicable to contracts entered into and performed entirely in such State.

(c)       Notwithstanding that the Plan, and each Award issued pursuant to the Plan, is intended to be exempted from the requirements Section 409A of the Code imposes on nonqualified deferred compensation plans, in the event that any Award under the Plan is determined to provide nonqualified deferred compensation within the meaning of said Section 409A, the distribution of such Award to a key employee of the Company, as defined in Section 416(i) of the Code without regard to paragraph (5) thereof, being made on account of the key employee’s separation from service with D&E shall be deferred to a date that is six months after the separation from service.

8.5	RIGHTS AS A SHAREHOLDER

The recipient of any grant under the Plan shall have no rights as a shareholder with respect thereto unless and until certificates for shares of Common Stock are issued in the name of such recipient.

8.6	UNFUNDED PLAN

Unless otherwise determined by the Committee, the Plan shall be unfunded and shall not create (or be construed to create) a trust or separate funds. With respect to any payment not yet made to a Participant, nothing contained herein shall give any Participant any rights that are greater than those of a general creditor of the Company.

8.7	FOREIGN JURISDICTION

The Committee shall have the authority to adopt, amend, or terminate such arrangements, not inconsistent with the intent of the Plan, as it may deem necessary or desirable to make available tax or other benefits of the laws of foreign countries in order to promote achievement of the purposes of the Plan.

8.8	OTHER COMPENSATION PLANS

Nothing contained in this Plan shall prevent the Company from adopting other or additional compensation arrangements, subject to shareholder approval if such approval is required.

8.9	TERMINATION OF EMPLOYMENT -- CERTAIN FORFEITURES

Notwithstanding any other provision of the Plan (other than provisions regarding Change in Control, including without limitation Sections 2.5(d), 4.11 and 5.7, which shall apply in all events), a Participant shall have no right to exercise any Stock Option or Stock Appreciation Right or receive payment of any Performance Restricted Share or Restricted Stock Award if the Participant is discharged for willful, deliberate, or gross misconduct as determined by the Committee in its sole discretion. Furthermore, notwithstanding any other provision of the Plan to the contrary, in the event that a Participant receives or is entitled to cash or the delivery or vesting of Common Stock pursuant to an Award during the 12 month period prior to the Participant's termination of employment with the Company, then the Committee, in its sole discretion, may require the Participant to return or forfeit the cash and/or Common Stock received with respect to an Award (or its economic value as of (i) the date of the exercise of Stock Options or Stock Appreciation Rights; (ii) the date immediately following the end of the Restricted Period for Restricted Stock Awards or the end of the Performance Period for Performance Restricted Shares, (iii) the date of grant or payment with respect to Stock Awards or Cash Awards, as the case may be) in the event that the Participant: (y) is discharged for willful, deliberate or gross misconduct, as determined by the Committee , or (z) engages in any business or enters into any employment which the Committee in its sole discretion determines to be directly competitive with the business of the Company. A Participant may request the Committee in writing to determine whether any proposed business or employment activity would justify such a forfeiture. Such a request shall fully describe the proposed activity and the Committee's determination shall be limited to the specific activity so described. The Committee's right to require forfeiture under this Section 8.9 must be exercised within 90 days after the discovery of an occurrence triggering the Committee's right to require forfeiture but in no event later than 24 months after the Participant's termination of employment with the Company.

ARTICLE IX.

AMENDMENT AND TERMINATION

9.1	AMENDMENT AND TERMINATION

The Board of Directors may modify, amend, or terminate the Plan at any time except that, to the extent then required by applicable law, rule, regulation, or applicable listing requirements for the Company’s Common Stock, approval of the holders of a majority of shares of Common Stock represented in person or by proxy at a meeting of the shareholders will be required to increase the maximum number of shares of Common Stock available for distribution under the Plan (other than increases due to adjustments in accordance with the Plan) or to “materially amend” the Plan under applicable listing requirements for the Company’s Common Stock. No modification, amendment, or termination of the Plan shall adversely affect the rights of a Participant under a grant previously made to him without the consent of such Participant.

ARTICLE X.

EFFECTIVE DATE AND DURATION OF PLAN

10.1	EFFECTIVE DATE AND DURATION OF PLAN

The Plan was adopted by the Company’s Board and recommended for submission to the shareholders on March 27, 2008 and will become effective upon its approval and adoption at the Annual Meeting of the shareholders on April 24, 2008. All rights granted under the Plan must be granted within ten years from the earlier of its adoption by the Company’s Board or its approval date by the shareholders of the Company. Any rights outstanding ten years after such earlier date may be exercised within the periods prescribed under or pursuant to the Plan. Effective as of the approval of the Plan by the shareholders of the Company, awards made under the Plan’s predecessors, the 1999 Long-Term Incentive Plan of D&E Communications, Inc. and the Conestoga Enterprises, Inc. 1999 Stock Option Plan (the “1999 Plans”), shall continue to be outstanding in accordance with their terms, but no new awards shall thereafter be made under the 1999 Plans.